                                                                  CONFORMED COPY



                                 $450,000,000

                               CREDIT AGREEMENT
                                   (364-Day)

                                  dated as of

                               October 29, 1998

                                     among

                       Armstrong World Industries, Inc.,

                            The Banks Listed Herein

                                      and

                           The Chase Manhattan Bank,
                            as Administrative Agent

                          ___________________________

            Bank of America National Trust and Savings Association
                              Documentation Agent

                      Wachovia Bank, National Association
                     and Deutsche Bank AG New York Branch
                            Co-Documentation Agents

                          J.P. Morgan Securities Inc.
                               Syndication Agent
                        ______________________________

                             Chase Securities Inc.
                        Lead Arranger and Book Manager



                                                                      [6700-757]

                    Credit Agreement dated as of October 29, 1998 among
               Armstrong World Industries, Inc., the Banks listed on the signature pages hereof and The Chase Manhattan Bank, as Administrative Agent.

          The parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

          Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.05(c).

          "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

          "AGENT" means any of the Administrative Agent, either Documentation Agent, Co-Documentation Agent or the Syndication Agent, and "Agents" means any two or more of the foregoing.

          "ALTERNATE CURRENCY" means, at any time, any Foreign Currency that is, at the time any Commitment is extended or any Loan is made in such Foreign Currency, freely tradeable and exchangeable into dollars in the London interbank market.

          "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurocurrency Loans, its Eurocurrency Lending Office.

          "APPLICABLE PERCENTAGE" means, with respect to any Bank, the percentage of the total Commitments represented by such Bank's Commitment.

          "ASSIGNEE" has the meaning set forth in Section 9.06(c).

          "BANK" means (i) each Person listed on the Commitment Schedule, (ii) each Assignee which becomes a Bank pursuant to Section 9.06 and (iii) their respective successors.

          "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "BASE RATE LOAN" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article 8.

          "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BORROWER" means Armstrong World Industries, Inc., a Pennsylvania corporation, and its successors.

          "BORROWER'S 1997 FORM 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "BORROWING" has the meaning set forth in Section 1.03.

          "BORROWING MINIMUM" means (a) in the case of a Borrowing denominated in Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, the smallest amount of such Foreign Currency that (i) is an integral multiple of 5,000,000 units (or in the case of Sterling, 2,500,000 units) of such currency and (ii) has a U.S. Dollar Equivalent in excess of $5,000,000.

          "BORROWING MULTIPLE" means (a) in the case of a Borrowing denominated in Dollars, $1,000,000 and (b) in the case of any Borrowing denominated in Foreign Currency 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency.

          "CALCULATION DATE" means the last Eurocurrency Business Day of each calendar month, or if a Default shall have occurred and be continuing, more frequently at the option of the Administrative Agent or the Required Banks.

          "CO-DOCUMENTATION AGENTS" means Deutsche Bank AG New York Branch and Wachovia Bank in their capacity as co-documentation agents in respect of this Agreement.

          "COMMITMENT" means, with respect to each Bank listed in the Commitment Schedule, the amount set forth opposite the name of such Bank in the Commitment Schedule, and with respect to any Bank which becomes a party to this Agreement pursuant to Section 9.06(c), the amount of the Commitment thereby assumed by such Bank, in each case as such amount may from time to time be reduced pursuant to Sections 2.07, 2.08 and 9.06(c) or increased pursuant to Sections 2.13 and 9.06(c).

          "COMMITMENT SCHEDULE" means the Schedule attached hereto identified as such.

          "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date; provided, that for purposes of determining
                            --------
compliance with Section 5.07, up to $100,000,000 in special charges subsequent to the date hereof related to litigation shall be disregarded.

          "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section
5.08 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

          "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DERIVATIVE OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "DESIGNATED CURRENCY" means Pounds Sterling, Swedish Kronor, Canadian Dollars, French Francs, German Marks, Swiss Francs, Spanish Peseta, Italian Lire, Australian Dollars, Japanese Yen and Euros (after their adoption by participating members of the European Union) and any other Alternate Currency that shall be designated by the Borrower in a notice delivered to the Administrative Agent and approved by the Administrative Agent and all the Banks as a Designated Currency.

          "DOCUMENTATION AGENT" means Bank of America National Trust and Savings Association in its capacity as documentation agent in respect of this Agreement.

          "DOLLARS" or "$" means such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

          "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

          "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

          "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "EUROCURRENCY BORROWING" means a Borrowing comprised of Eurocurrency Loans.

          "EUROCURRENCY BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar and other Designated Currency deposits) in London.

          "EUROCURRENCY LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurocurrency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to the Borrower and the Administrative Agent.

          "EUROCURRENCY LOAN" means a Loan to be made by a Bank as a Eurocurrency Loan in accordance with the applicable Notice of Borrowing.

          "EUROCURRENCY MARGIN" has the meaning set forth in Section 2.05(b).

          "EUROCURRENCY RESERVE PERCENTAGE" has the meaning set forth in Section 2.05(c).

       "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

          "EXCHANGE RATE" shall mean, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into U.S. Dollars at 11:00 a.m., New York City Time, on such day as set forth on the Reuters World Currency Page for such currency. In the event that such rate cannot be determined pursuant to the preceding sentence, the Exchange Rate shall be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at 11:00 a.m. New York City Time on such date for the purchase of U.S. Dollars with the applicable currency for delivery two Eurocurrency Business Days later; provided that if at the time of any such
                                      --------
determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of July 17, 1998, among the Borrower, the financial institutions from time to time party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such
                                                    --------
day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Chase Manhattan Bank on such day on such transactions as determined by the Administrative Agent.

          "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of any corporation.

          "FOREIGN CURRENCY" means a currency other than Dollars.

          "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, provided that the term Guarantee shall not include endorsements
              --------
for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HAZARDOUS SUBSTANCE" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "INDEMNITEE" has the meaning set forth in Section 9.03(b).

          "INSULATION BUSINESS" means the Borrower's insulation products operations.

          "INTEREST PERIOD" means: (a) with respect to each Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
                      --------

          (i) any Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall, subject to clause (iii) below, be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurocurrency Business Day;

          (ii) any Interest Period which begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurocurrency Business Day of a calendar month; and

          (iii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          (b) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of:

          (i)   the next succeeding March 31, June 30, September 30 or December
31;

          (ii)  the Termination Date; and

          (iii) the date such Borrowing is prepaid in accordance   with Section
2.09 or required to be paid in accordance with Section 2.08.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LOAN" means a Base Rate Loan or a Eurocurrency Loan and "LOANS" means Base Rate Loans or Eurocurrency Loans or any combination of the foregoing.

          "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.05(c).

          "MARGIN STOCK" has the meaning specified in Regulation U.

          "MATERIAL DEBT" means Debt of the Borrower (other than the Loans) and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $20,000,000.

          "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment obligations in respect of Derivative Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $20,000,000.

          "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

          "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "MULTI-YEAR AGREEMENT" means the $450,000,000 Credit Agreement (five-year) dated as of October 29, 1998 among the Borrower, the banks party thereto and The Chase Manhattan Bank as administrative agent.

          "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

          "PARENT" means, with respect to any Bank, any Person controlling such Bank.

          "PARTICIPANT" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "POUNDS STERLING" or "(Pounds)" refers to lawful money of the United Kingdom.

          "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

          "PRIME RATE" means the rate of interest publicly announced by The Chase Manhattan Bank in New York City from time to time as its Prime Rate.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REQUIRED BANKS" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 51% of the aggregate unpaid principal amount of the Loans (with Foreign Currency amounts being converted into U.S. Dollar amounts for this purpose at the Exchange Rate for the applicable currency at such time).

          "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but excluding the Termination Date.

          "SENIOR EXECUTIVE OFFICER" means the Chairman of the Board, President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer or the Senior Vice President, Secretary and General Counsel of the Borrower.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary which satisfies the criteria set forth in subparagraph (b) of the definition of "Significant Subsidiary" in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission, as in effect on the date hereof.

          "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified "Subsidiary" means a subsidiary of the Borrower.

          "SYNDICATION AGENT" means J.P. Morgan Securities Inc., in its capacity as syndication agent in respect of this Agreement.

          "TERMINATION DATE" means October 28, 1999, or, if such day is not a Eurocurrency Business Day, the next preceding Eurocurrency Business Day, as such date may be extended pursuant to Section 2.07.

          "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "U.S. DOLLAR EQUIVALENT" means (a) as to any amount denominated in Dollars, the amount thereof, and (b) as to any amount denominated in a Foreign Currency, the equivalent thereof in Dollars determined by the Administrative Agent pursuant to Section 1.04 using the Exchange Rate with respect to such currency at the time in effect.

          Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent
              --------
that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

          Section 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Eurocurrency Borrowing" is a Borrowing comprised of Eurocurrency Loans).

          Section 1.04. Exchange Rates. (a) Not later than 1:00 p.m., New York City Time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date for each Designated Currency and (ii) give notice thereof to the Banks and the Borrower. The Exchange Rate so determined for each Designated Currency shall become effective on the first Eurocurrency Business Day of the calendar month immediately following the relevant Calculation Date (a "RESET DATE"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (except in connection with Section 8.02, Section 9.11 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting any amounts between U.S. Dollars and each Designated Currency.

          (b) No later than 5:00 p.m., New York City Time, on each Reset Date and each date on which a Borrowing shall occur, the Administrative Agent shall
(i) determine the U.S.

Dollar Equivalent of the aggregate principal amount of Loans then outstanding (after giving effect to any Loans made, issued, repaid or canceled on such date) and (ii) notify the Banks and the Borrowers of such amount.

                                   ARTICLE 2

                                  The Credits

          Section 2.01. Commitments To Lend. (a) During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in U.S. Dollars and/or one or more Designated Currencies (at the option of the Borrower) to the Borrower pursuant to this Section from time to time in amounts such that (i) the U.S. Dollar Equivalent of the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment and (ii) the aggregate U.S. Dollar Equivalent of the outstanding Loans of all the Banks denominated in Foreign Currencies shall not exceed $450,000,000. Each Borrowing under this Section shall be in an aggregate principal amount that is a multiple of the Borrowing Multiple and at least equal to the Borrowing Minimum (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.09, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

          (b) Subject to Sections 8.01 and 8.02 (i) each Borrowing denominated in U.S. Dollars shall be comprised entirely of Base Rate Loans or Eurocurrency Loans as the Borrower may request pursuant to Section 2.02 and (ii) each Borrowing denominated in a Designated Currency shall be comprised entirely of Eurocurrency Loans.

          Section 2.02. Procedure for Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than 10:30 a.m. New York City Time on (x) the date of each Base Rate Borrowing, (y) the third Eurocurrency Business Day before each Eurocurrency Borrowing denominated in Dollars and (z) the fourth Eurocurrency Business Day before each Eurocurrency Borrowing denominated in a Designated Currency, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurocurrency Business Day in the case of a Eurocurrency Borrowing,

          (ii) the aggregate amount of such Borrowing,

          (iii) the currency of such Borrowing, if applicable;

          (iv) in the case of a Borrowing denominated in U.S. Dollars, whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurocurrency Loans, and

          (v) in the case of a Borrowing in a Designated Currency, the location from which payment of the principal and interest on such Borrowing will be made, which shall comply with the requirements of Section 2.10;

          (vi) the number and location of the account to which funds are to be disbursed; and

          (vii) in the case of a Eurocurrency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) If no election as to the type of a U.S. Dollar Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no election as to the currency of a Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in U.S. Dollars. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (c) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (d) Not later than 12:00 noon New York City Time on the date of each Borrowing, each Bank shall (except as provided in subsection (e) of this Section) make available its share of such Borrowing in immediately available funds as may then be customary for the settlement of transactions in the relevant currency, to such account as the Administrative Agent shall specify. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall promptly transfer the amounts so received to the account designated by the Borrower in the applicable Notice of Borrowing.

          (e) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (d), or remitted by the Borrower to the Administrative Agent as provided in Section 2.10, as the case may be.

          (f) Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (d) and (e) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and, if such Bank fails to do so within three Domestic Business Days of demand therefor, the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          Section 2.03. Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

          (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Banks and each Bank's share thereof.

          (c)  The entries made in the accounts maintained pursuant to paragraph
(a) or (b) of this Section shall be prima facie evidence of the existence and
                                    -----------
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form approved by the Borrower and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurocurrency Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "EUROCURRENCY MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

          The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Eurocurrency Reserve Percentage.

          "LONDON INTERBANK OFFERED RATE" shall mean, with respect to any Eurocurrency Borrowing, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Quotation Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; provided that, to the extent that an
                                        --------
interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LONDON INTERBANK OFFERED RATE" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in the currency of such Borrowing offered for such relevant Interest Period to major banks in the London interbank market in London, England, by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Eurocurrency Business Days prior to the beginning of such Interest Period.

          "QUOTATION DAY" shall mean, with respect to any currency, each day on which rate quotations in such currency are available through the British Bankers' Association.

          "EUROCURRENCY RESERVE PERCENTAGE" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the jurisdiction of such currency to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under Regulation D or any other applicable law, rule or regulation. The Eurocurrency Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          (d) Any overdue principal of or interest on any Eurocurrency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Eurocurrency Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Eurocurrency Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded to the nearest 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Eurocurrency Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in the currency of such Loan in an amount approximately equal to such Loan are offered to the Administrative Agent in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Eurocurrency Reserve Percentage (or, if the circumstances described in Section 8.01 shall exist, (i) in the case of a Loan denominated in Dollars, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) in the case of a Loan denominated in Foreign Currency, at a rate per annum equal to the sum of 2% plus the Eurocurrency Margin plus the rate determined by the Administrative Agent from time to time to represent the cost of overnight or short-term funds in the applicable currency.

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          Section 2.06. Facility Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the date of this Agreement to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the

Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly on the last day of each March, June, September and December and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          (b) On the date of this Agreement, the Borrower shall pay to the Administrative Agent for the account of each Bank an upfront fee in the amount heretofore mutually agreed.

          Section 2.07. Optional Termination or Reduction of Commitments; Extension of Commitments. (a) During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate U.S. Dollar Equivalent of the outstanding principal amount of the Loans.

          (b) The Borrower may, by notice to the Administrative Agent in a form approved by the Administrative Agent (which shall promptly deliver a copy to each of the Banks) not less than 45 days and not more than 60 days prior to the Termination Date at any time in effect (the "EXISTING TERMINATION DATE"), request that the Banks extend the Termination Date for an additional 364 days from the Existing Termination Date. Each Bank shall, by notice to the Borrower and the Administrative Agent given not more than 40 and not fewer than 29 days prior to the Existing Termination Date, advise the Borrower whether or not such Bank agrees to such extension (and any Bank that does not advise the Borrower on or before the later of such days shall be deemed to have advised the Borrower that it will not agree to such extension).

          The Borrower shall have the right, on or before the Existing Termination Date, to require any Bank which shall have advised or been deemed to advise the Borrower that it will not agree to an extension of the Termination Date (each a "NON-EXTENDING BANK") to transfer without recourse (in accordance with and subject to the restrictions contained in Section 9.06) all its interests, rights and obligations under this Agreement to one or more other banks or other financial institutions (any such bank or other financial institution being called a "SUBSTITUTE BANK"), which may include any Bank; provided that (i) such Substitute Bank, if not already a Bank hereunder, shall
--------
have been approved by the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Bank hereunder,
(ii) such assignment shall become effective as of the Existing Termination Date and (iii) the Borrower or such Substitute Bank shall pay to such Non-Extending Bank in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

          If (and only if) Banks (including Substitute Banks) holding Commitments that represent at least 60% of the Total Commitment on the 45th day prior to the Existing Termination Date shall have agreed, on or before the Existing Termination Date, to extend the Existing Termination Date (the "CONTINUING BANKS"), then the Termination Date shall be extended to the date 364 days after the Existing Termination Date (provided, that if such date is not a
                                          --------
Eurocurrency Business Day, then the Termination Date shall be extended to the next preceding Eurocurrency Business Day). The decision to agree or withhold agreement to any extension of the Termination Date hereunder shall be at the sole discretion of each Bank. The Commitment of each Non-Extending Bank (after giving effect to each transfer and assignment pursuant to this paragraph (b)) shall terminate, and all Loans of such Non-Extending Bank shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Bank hereunder, on the Existing Termination Date.

          Notwithstanding the foregoing, no extension of the Termination Date shall be effective with respect to any Bank unless, on and as of the Existing Termination Date, the conditions set forth in paragraphs (b) and (c) of Section
3.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect, dated the Existing Termination Date and executed by a Senior Executive Officer of the Borrower.

          Section 2.08.  Mandatory Termination and Reduction of Commitments.
The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          Section 2.09. Optional Payments. (a) Subject in the case of any Eurocurrency Borrowing to Section 2.11, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing, or upon at least three Eurocurrency Business Days' notice to the Administrative Agent, prepay any Eurocurrency Borrowing, in each case in whole at any time, or from time to time in part in amounts that are multiples of the Borrowing Multiple and at least equal to the Borrowing Minimum by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          Section 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without setoff, counterclaim or other deduction, not later than 12:00 Noon New York City Time on the date when due, in U.S. Dollars or the applicable Designated Currency, as the case may be, in immediately available funds to such account as the Administrative Agent shall specify. All payments due under this Agreement other than the payments of the principal of and interest on Loans denominated in Foreign Currencies shall be made in U.S. Dollars. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurocurrency Loans shall be due on a day which is not a Eurocurrency Business Day, the date for payment thereof shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurocurrency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          Section 2.11. Funding Losses. If (i) the Borrower makes any payment of principal with respect to any Eurocurrency Loan (pursuant to Article 2, 6, or 8 or otherwise), (ii) any Non-Increasing Bank receives a payment of principal pursuant to Section 2.13(b) or (iii) any Non-Extending Bank receives a payment of principal pursuant to Section 2.07(b) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow or prepay any Eurocurrency Loan after notice has been given to any Bank in accordance with
Section 2.02(c) or 2.09(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or reasonable expense incurred by it (or by an existing Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin, for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have
                                        --------
delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          Section 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest based on the Federal Funds Rate or the Adjusted London Interbank Offered Rate shall be computed on the basis of a year of 360 days, and paid for the actual number of days elapsed (including the first day but excluding the last day). Fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          Section 2.13. Increase in Commitments. (a) The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks), request that the total Commitments be increased by an amount not less than $25,000,000 for any such increase and not greater than $250,000,000 minus the aggregate amount of prior or simultaneous increases of the Commitments under this Agreement and the Multi-Year Agreement. Such notice shall set forth the amount of the requested increase in the total Commitments and the date on which such increase is requested to become effective (which shall be not less than 45 days or more than 60 days after the date of such notice), and shall offer each Bank the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Bank shall, by notice to the Borrower and the Administrative Agent given not more than 20 days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Bank so agreeing being an "INCREASING BANK") or decline to increase its Commitment (and any Bank that does not deliver such a notice within such period of 20 days shall be deemed to have declined to increase its Commitment) (each Bank so declining or deemed to have declined being a "NON-INCREASING BANK"). In the event that, on the 20th day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Banks shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this paragraph (a) being called an "AUGMENTING BANK"), which may include any Bank, to extend Commitments or increase its existing Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Bank, if not already a Bank hereunder, shall be
--------
subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and each Augmenting Bank shall execute all such documentation as the Administrative Agent shall specify to evidence its Commitment and its status as a Bank hereunder. Increases and new Commitments created pursuant to this paragraph (a) shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph. Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Bank) shall become effective under this paragraph unless, (i) on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 3.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Banks) documents consistent with those delivered under clauses (b) and (c) of Section
3.01 as to the corporate power and authority of the Borrower to borrow hereunder and as to the enforceability of this Agreement after giving effect to such increase.

          (b) On the effective date (the "INCREASE EFFECTIVE DATE") of any increase in the total Commitments pursuant to paragraph (a) above (the "COMMITMENT INCREASE"), (i) the aggregate principal amount of the Loans outstanding (the "INITIAL LOANS") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid,
(ii) each Increasing Bank and each Augmenting Bank that shall have been a Bank prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Bank's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Bank's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Bank that shall not have been a Bank prior to the Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Bank's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Bank the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Bank's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Bank's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (v) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings (the "SUBSEQUENT BORROWINGS") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans in the currency or currencies, and of the types and for the Interest Periods specified in a Notice of Borrowing delivered to the Administrative Agent in accordance with Section 2.02, (vi) each Non-Increasing Bank, each Increasing Bank and each Augmenting Bank shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and

(vii) the Borrower shall pay each Increasing Bank and each Non-Increasing Bank any and all accrued but unpaid interest on the Initial Loans.

                                   ARTICLE 3

                                   Conditions

          Section 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Administrative Agent of an opinion of David D. Wilson, Assistant Secretary and Associate General Counsel of the Borrower, substantially in the form of Exhibit A hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

          (d) receipt by the Administrative Agent of a certificate of a Financial Officer of the Borrower certifying as to (i) the termination of the Existing Credit Agreement, and (ii) the payment in full of all obligations of the Borrower outstanding under the Existing Credit Agreement.

  The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (c) the fact that the representations and warranties of the Borrower contained in this Agreement (except (i) the representation and warranty set forth in Section 4.04(c) and (ii) the representations and warranties set forth in Sections 4.05 and 4.06 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks or in reports filed with the Securities and Exchange Commission, copies of which reports have been delivered to the Banks) shall be true on and as of the date of such Borrowing.

          Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) of this Section.

                                   ARTICLE 4

                         Representations and Warranties

          Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Pennsylvania, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement is within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its terms and each note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

          Section 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Borrower's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1998 and the related unaudited consolidated statements of earnings and cash flows for the six months then ended, set forth in the Borrower's latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

          (c) Since June 30, 1998 there has been no material adverse change in the business, financial position, operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          Section 4.05. Litigation. Except as disclosed in the Borrower's 1997 Form 10-K, in the Borrower's Latest Form 10-Q or as may hereafter be disclosed in writing by the Borrower to the Banks or in reports filed with the Securities and Exchange Commission, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position, operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to perform its obligations under this Agreement. There is no action, suit or proceeding pending against, or the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of this Agreement.

          Section 4.06. Environmental Matters. In the ordinary course of its business, the Borrower reviews the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of this review, the Borrower has reasonably concluded that, to the best of its knowledge, except as disclosed in reports filed with the Securities and Exchange Commission, copies of which reports have been delivered to the Banks, such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          Section 4.07. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          Section 4.08. Significant Subsidiaries. Each of the Borrower's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          Section 4.09. Not an Investment Company. The Borrower is not an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.10. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing or in reports filed with the Securities and Exchange Commission, copies of which reports have been delivered to the Banks, any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                                   ARTICLE 5

                                   Covenants

          The Borrower agrees that, so long as any Bank has any Commitment hereunder and so long as any Loan is outstanding hereunder:

          Section 5.01.  Information.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
     5.07 and 5.08 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
     Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
     Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

          (h) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

          Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same. Obligations and liabilities in an aggregate amount equal to or less than $20,000,000 will not be deemed "Material" for purposes of this Section 5.02.

          Section 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all property material to its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Borrower and its Significant Subsidiaries will maintain insurance with sound and reputable insurers against at least such risks (and in at least such amounts, subject to such risk retentions) as are usually insured against in the same geographic area by companies of established repute engaged in the same or a similar business.

          Section 5.04. Conduct of Business and Maintenance. The Borrower will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided
                                                                     --------
that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

          Section 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles.

          Section 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          Section 5.07. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $650,000,000.

          Section 5.08. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $50,000,000;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within
     --------
     180 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is
                              --------
     not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash
                  --------
     equivalents subject to such Liens may at no time exceed $25,000,000;

          (i) Liens on Margin Stock, if and to the extent that the value of such Margin Stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section; and

          (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Net Worth.

          Section 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person unless the Borrower is the surviving corporation or (ii) sell, lease or otherwise transfer, directly or indirectly, in a single transaction or a series of related transactions all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that (i) nothing
                                                     --------
in this Section shall restrict the sale of Margin Stock for cash consideration in an amount not less than the fair market value thereof to the extent the value of such Margin Stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section and (ii) a sale of the Borrower's Insulation Business shall not be deemed a sale of a substantial part of the assets of the Borrower and its Subsidiaries. For purposes of this Section, a substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, shall mean 20% or more of the consolidated assets of the Borrower and its Consolidated Subsidiaries.

          Section 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                                   ARTICLE 6

                                    Defaults

          Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within three days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) (A) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; (B) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; (C) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; (D) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (E) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans and such events listed in clauses (A) through (E) could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000;

          (j) judgments or orders for the payment of money in excess of $20,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

          (k)(i) any Person becomes the beneficial owner of 28% or more of the then outstanding Voting Stock of the Borrower and within five years thereafter Disinterested Directors no longer constitute at least a majority of the Board of Directors of the Borrower or (ii) a Business Combination with an Interested Shareholder occurs which has not been approved by a majority of Disinterested Directors. (For purposes of this subsection, the terms Person, beneficial owner, Voting Stock, Disinterested Director,

     Business Combination, and Interested Shareholder are defined in the Borrower's Articles of Incorporation as in effect as of the date hereof);

  then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 51% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks with Loans of more than 51% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of any of the Events of
                          --------
  Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7

                                   The Agents

          Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          Section 7.02. Administrative Agent and Affiliates. The Chase Manhattan Bank of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and The Chase Manhattan Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

          Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

          Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Administrative Agent, subject to the approval of the Required Banks. If no successor Administrative Agent shall have been so appointed and approved, and shall have accepted such appointment, within 45 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

          Section 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

          Section 7.10. Other Agents. Nothing in this Agreement shall impose any duty or liability whatsoever on the Documentation Agent, Co-Documentation Agents or the Syndication Agent in such capacity.

                                   ARTICLE 8

                            Change in Circumstances

          Section 8.01. Basis for Determining Interest Rate Inadequate. If on or prior to the first day of any Interest Period for any Eurocurrency Borrowing, the Administrative Agent is advised by the Required Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Required Banks in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Eurocurrency Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow such Borrowing on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurocurrency Lending Office) with any formal request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurocurrency Lending Office) to make, maintain or fund its Dollar-Denominated Eurocurrency Loans or Eurocurrency Loans denominated in a Designated Currency, as the case may be, and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Dollar-denominated Eurocurrency Loans or Eurocurrency Loans denominated in a Designated Currency shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Dollar-denominated Eurocurrency Loans or Eurocurrency Loans denominated in a Designated Currency to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Eurocurrency Loan, together with accrued interest thereon. Concurrently with prepaying each such Eurocurrency Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount (or, in the case of a Eurocurrency Loan in a Designated Currency, a Dollar amount equal to such amount based on the current Exchange
Rate) from such Bank (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          Section 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any formal request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loan any such requirement included in an applicable Eurocurrency Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Eurocurrency Loans or its obligation to make Eurocurrency Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any formal request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          Section 8.04. (a) Taxes. For purposes of this Section 8.04, the following terms have the following meanings:

          "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

          "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement.

          (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by
                          --------
law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

          (d) (i) With respect to any payment by the Borrower (or a Subsidiary) from the United States, each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States; provided that such Bank shall not be required to deliver any form
        --------
pursuant to this Section 8.05(d)(i) that such Bank is not legally able to deliver.

          (ii) With respect to any payment by the Borrower (or a Subsidiary) from a jurisdiction other than the United States, each Bank organized under the laws of a jurisdiction other than the jurisdiction from which payment is made ("RELEVANT JURISDICTION") that is entitled to an exemption from or reduction of withholding tax under the law of the Relevant Jurisdiction, or any treaty to which such Relevant Jurisdiction is a party, with respect to payments under this Agreement shall, after having received written notice from the Borrower (or the applicable Subsidiary) advising it of the availability of such exemption or reduction and containing all relevant documentation, deliver to the Borrower (or the applicable Subsidiary), with a copy to the Administrative Agent, at the time or times prescribed by the applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower (or the applicable Subsidiary) as will permit such payments to be made without withholding at a reduced rate.

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the Relevant Jurisdiction or the United States, as the case may be; provided that if a Bank, which is otherwise exempt from or
                 --------
subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

          Section 8.05. Base Rate Loans Substituted for Affected Eurocurrency Loans. If (i) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Eurocurrency Loans and the Borrower shall, by at least five Eurocurrency Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as Eurocurrency Loans, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Banks), and

          (b) after each of its Eurocurrency Loans has been repaid, all payments of principal which would otherwise be applied to repay such Eurocurrency Loans shall be applied to repay its Base Rate Loans instead.

          Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative

Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to assume the Commitment of such Bank.

                                   ARTICLE 9

                                 Miscellaneous

          Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or
         --------
Article 8 shall not be effective until received.

          Section 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 9.03.  Expenses; Indemnification.  (a)  The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, reasonable costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that (i) no Indemnitee
                                                --------
shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (ii) in the case of an investigation or a proceeding to which an Indemnitee is not a party, such Indemnitee shall be entitled to indemnification only if such Indemnitee is required to respond to process or other formal inquiry in connection therewith and (iii) any claim for indemnification hereunder shall be made not later than three years after the termination of the Commitments and repayment in full of the Loans.

          Section 9.04. Sharing of Set-Offs. The Banks agree among themselves that if any Bank shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of
                --------
any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.

          Section 9.05. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless
                       --------
signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its Commitment and its other obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation
                                              --------
agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, which consents will not be unreasonably withheld; provided that (i) if an Assignee is a Bank prior to giving effect to such
--------
assignment or is an affiliate of such transferor Bank, no such consent shall be required and (ii) if at the time of such assignment an Event of Default shall have occurred and be continuing, no such consent of the Borrower shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          Section 9.07. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          Section 9.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 9.11. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may lawfully do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Domestic Business Day (or Eurocurrency Business Day if applicable) immediately preceding the day on which final judgment is given.

          (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the parties contained in this
Section 9.11 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          Section 9.12. European Economic and Monetary Union. (a) Definitions. In this Section 9.12 and in each other provision of this Agreement to which reference is made in this Section 9.12 expressly or impliedly, the following terms have the meanings given to them in this Section 9.12:

          "COMMENCEMENT OF THE THIRD STAGE OF EMU" means the date of commencement of the third stage of EMU (at the date of this Credit Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

          "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

          "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

          "EURO" means the single currency of participating member states of the European Union;

          "EURO UNIT" means the currency unit of the euro;

          "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro unit) of a participating member state;

          "PARTICIPATING MEMBER STATE" means each state so described in any EMU legislation; and

          "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          (b)  Effectiveness of Provisions.  The provisions of paragraphs (c) to
(j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision
                    --------
relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

          (c) Redenomination and Foreign Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to
                                                       --------
the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

          (d) Loans. Any Loan in the currency of a participating member state shall be made or issued in the euro unit.

          (e) Business Days. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

          (i)  London and New York City and

          (ii) Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

          (f)  Payments to the Administrative Agent.   Sections 2.02 and 2.10
shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

          (g) Payments by the Administrative Agent to the Banks. Any amount payable by the Administrative Agent to the Banks under this Agreement in the currency of a participating member state shall be paid in the euro unit.

          (h) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

          (i) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Loan in the currency of such
                            --------
state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period for such Loan.

          (j) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for Debt of the Borrower to the Banks and the Banks to any Borrower under or pursuant to this
Agreement:

          (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

          (ii) except as expressly provided in this Section 9.12, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         ARMSTRONG WORLD INDUSTRIES, INC.

                          by
                           /s/  E. Follin Smith
                           --------------------
                           Name: E. Follin Smith
                           Title:  Vice President and Treasurer


                         THE CHASE MANHATTAN BANK, individually and as Administrative Agent by
                              /s/ Karen M. Scharf
                            ---------------------
                           Name: Karen M. Scharf
                           Title:  Vice President


                         BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, individually and as Documentation Agent by
                              /s/ John W. Pocalyko
                            ----------------------
                           Name: John W. Pocalyko
                           Title: Managing Director

                         WACHOVIA BANK, N.A. individually and as Co-
                         Documentation Agent

                          by
                              /s/ Adam T. Ogburn
                            ----------------------
                           Name: Adam T. Ogburn
                           Title: Vice President

                         DEUTSCHE BANK AG NEW YORK BRANCH as Co-Documentation Agent,

                          by

                              /s/ Hans-Josef Thiele
                            -----------------------
                           Name: Hans-Josef Thiele
                           Title: Director


                          by
                              /s/ Stephan A. Wiedemann
                            --------------------------
                           Name:  Stephan A. Wiedemann
                           Title: Director



                         DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH individually,


                          by
                              /s/ Hans-Josef Thiele
                            -----------------------
                           Name: Hans-Josef Thiele
                           Title: Director


                          by
                              /s/ Stephan A. Wiedemann
                            --------------------------
                           Name:  Stephan A. Wiedemann
                           Title: Director


                         BARCLAYS BANK PLC,

                          by
                              /s/ Terance Bullock
                            ---------------------
                           Name:  Terance Bullock
                           Title: Vice President

                         BW CAPITAL MARKETS, INC.,

                          by
                              /s/ Robert B. Herber
                            ----------------------
                           Name:  Robert B. Herber
                           Title: Managing Director

                          by
                              /s/ Thomas A. Lowe
                            -----------------------
                           Name: Thomas A. Lowe
                           Title: Vice President



                         BANQUE NATIONALE DE PARIS

                          by
                              /s/ Richard L. Sted
                            ----------------------
                           Name:  Richard L. Sted
                           Title: Senior Vice President

                          by
                              /s/ Thomas George
                            ---------------------
                           Name: Thomas George
                           Title: Senior Vice President
                                   Corporate Banking Division

                         UNICREDITO ITALIANO S.P.A.

                          by
                              /s/ Gianfranca Bisagni
                            -------------------------
                           Name:  Gianfranca Bisagni
                           Title: First Vice President


                          by
                              /s/ Salyed A. Abbas
                            ---------------------------
                           Name:  Salyed A. Abbas
                           Title: Assistant Vice President



                         CITIBANK N.A.,

                          by
                              /s/ W. Martens
                            -----------------
                           Name:  William G. Martens III
                           Title: Attorney-in-fact



                         FIRST UNION NATIONAL BANK,

                          by
                              /s/ Donald W. Hans, Jr.
                            ----------------------------
                           Name: Donald W. Hans, Jr.
                           Title: Senior Vice President

                         THE FIRST NATIONAL BANK OF CHICAGO,

                          by
                              /s/ Robert McMillan
                            ---------------------------
                           Name: Robert McMillan
                           Title: Corporate Banking Officer



                         GENERALE BANK,

                          by
                              /s/ David Snyder
                            ----------------------
                           Name: David Snyder
                           Title: Senior Vice President

                          by
                              /s/ E. Matthews
                              ---------------------
                           Name: E. Matthews
                           Title: Senior Vice President



                         LANDESGIROKASSE OFFENTLICHE BANK UND  LANDESSPARKASSE,

                          by
                              /s/ Joachim Erdle
                            ------------------------
                           Name:  Joachim Erdle
                           Title:

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                          by
                              /s/ Diana H. Imhof
                            ---------------------
                           Name:  Diana H. Imhof
                           Title:  Vice President



                         PNC BANK, NATIONAL ASSOCIATION,

                          by
                              /s/ Brennan T. Danile
                            ---------------------------
                           Name: Brennan T. Danile
                           Title: Corporate Banking Officer



                         SOCIETE GENERAL FINANCE (IRELAND) LIMITED

                         by
                             /s/ Therese Leonard
                           --------------------------
                          Name: Therese Leonard
                          Title: Account Manager

                         by
                             /s/ Richard Wanless
                           --------------------------
                          Name: Richard Wanless
                          Title: Managing Director



                         SUNTRUST BANK ATLANTA,

                          by
                              /s/ W. David Wisdom
                            --------------------------
                           Name: W. David Wisdom
                           Title: Group Vice President

                          by
                              /s/ Robin R. Cowan
                            -------------------------------
                           Name: Robin R. Cowan
                           Title: Operations Officer

                   WESTDEUTSCHE LANDESBANK,

                      by
                        /s/ Cynthia M. Niesen
                      --------------------------
                      Name: Cynthia M. Niesen
                      Title: Managing Director

                      by
                         /s/ Walter T. Duffy III
                      ----------------------------
                      Name: Walter T. Duffy III
                      Title: Associate



                   MARINE MIDLAND BANK

                      by
                         /s/ William M. Holland
                      ---------------------------
                      Name: William M. Holland
                      Title: Vice President

                   THE BANK OF NEW YORK

                      by
                         /s/ W. C. Paralli
                      --------------------
                      Name: W. C. Paralli
                      Title: Vice President

                              COMMITMENT SCHEDULE

          BANK                                      COMMITMENT
          ----                                      ----------
      The Chase Manhattan Bank                      $35,500,000
      Morgan Guaranty Trust Company of New York     $35,500,000
      Bank of America National Trust                $35,500,000
      & Savings Association

      Wachovia Bank, N.A.                           $35,500,000
      Deutsche Bank AG New York Branch              $35,500,000
      and/or Cayman Islands Branch
      Barclays Bank PLC                             $21,750,000
      Citibank N.A.                                 $21,750,000
      First Union National Bank                     $21,750,000
      The First National Bank of Chicago            $21,750,000
      Marine Midland Bank                           $21,750,000
      Societe Generale Finance (Ireland) Limited    $21,750,000
      Generale Bank                                 $16,500,000
      BW Capital Markets, Inc.                      $16,500,000
      Banque Nationale De Paris                     $16,500,000
      Unicredito Italiano S.p.A.                    $16,500,000

      Landesgirokasse Offentliche                   $16,500,000
      Bank Und Landessparkasse
      PNC Bank, National Association                $16,500,000
      Suntrust Bank, Atlanta                        $16,500,000
      Westdeutsche Landesbank                       $16,500,000
      The Bank of New York                          $10,000,000

                               PRICING SCHEDULE

          "FACILITY FEE RATE" and "EUROCURRENCY MARGIN" mean, for any date, the applicable rate set forth below in the row opposite such term based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index
Debt:

=========================================================================================================
                       Category 1   Category 2    Category 3     Category 4     Category 5    Category 6
                         A/A2 or       A-/A3      BBB+/Baa1       BBB/Baa2       BBB/Baa2     BBB-/Baa3
                         Higher                                  and A2/P2       and not       or Lower
                                                                                  A2/P2
---------------------------------------------------------------------------------------------------------
Eurocurrency Margin      30.00        33.50         37.00           45.00         55.00         62.50
 (bp)
Facility Fee Rate (bp)    5.00         6.50          8.00           10.00         10.00         12.50
=========================================================================================================

          For purposes of the foregoing, (i) if S&P or Moody's shall not have in effect a rating for the Index Debt, then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall fall within different categories, the applicable rate shall be based on (A) if the ratings are in adjacent categories, the higher of the two ratings and (B) if the ratings are in non-adjacent categories, the rating immediately below the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the applicable rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

          "MOODY'S" means Moody's Investors Service, Inc.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "INDEX DEBT" means the senior unsecured long-term debt securities of the Borrower without third-party enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded.

                                                                       EXHIBIT A

                                  OPINION OF
                           COUNSEL FOR THE BORROWER


To the Banks and the Administrative Agent
Referred to Below
c/o The Chase Manhattan Bank,
as Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

          I have acted as counsel for Armstrong World Industries, Inc. (the "BORROWER") in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of _________, 1998 among the Borrower, the banks listed on the signature pages thereof and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(c) of the Credit Agreement.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          I am licensed to practice law in the Commonwealth of Pennsylvania.
The law covered by this opinion is limited to the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States. I have assumed for the purposes of this opinion that the substantive law of the State of New York is identical in all material respects to the substantive law of the Commonwealth of Pennsylvania.

          Upon the basis of the foregoing, I am of the opinion that:

          (1) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Pennsylvania, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (2) The execution, delivery and performance by the Borrower of the Credit Agreement is within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          (3) The Credit Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          (4) Except as disclosed in the Borrower's 1997 Form 10-K, in the Borrower's Latest Form 10-Q or in the Borrower's Schedule 14D-1 filed with the Securities and Exchange Commission in connection with the Offer, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position, operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to perform its obligations under the Credit Agreement, or which in any manner draws into question the validity of the Credit Agreement.

          (5) Each of the Borrower's Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                Very truly yours,

                                                                       EXHIBIT B


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                         AGREEMENT dated as of _________, 19__ among [ASSIGNOR]
                    (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), ARMSTRONG WORLD INDUSTRIES, INC. (the "BORROWER") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H

          WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of October 29, 1998 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent (the "CREDIT AGREEMENT");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

          WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          Section 1.01. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          Section 1.02. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          Section 1.03. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          Section 1.04. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent.

          Section 1.05. Nonreliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum. This Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

          Section 1.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section 1.07. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]

                               by
                                   ___________________________
                                   Name:
                                   Title:

                              [ASSIGNEE]

                               by
                                   ___________________________
                                   Name:
                                   Title:

                              ARMSTRONG WORLD INDUSTRIES, INC.

                               by
                                   ___________________________
                                   Name:
                                   Title:

                              THE CHASE MANHATTAN BANK

                               by
                                   ___________________________
                                   Name:
                                   Title:

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE 1

                                  Definitions

Section 1.01.  Definitions...............................................     1
Section 1.02.  Accounting Terms and Determinations.......................    10
Section 1.03.  Types of Borrowings.......................................    11
Section 1.04.  Exchange Rates............................................    11

                                   ARTICLE 2

                                  The Credits

Section 2.01.  Commitments To Lend.......................................    11
Section 2.02.  Procedure for Borrowing...................................    12
Section 2.03.  Evidence of Debt..........................................    13
Section 2.04.  Maturity of Loans.........................................    14
Section 2.05.  Interest Rates............................................    14
Section 2.06.  Facility Fees.............................................    16
Section 2.07.  Optional Termination or Reduction of
               Commitments; Extension of Commitments.....................    17
Section 2.08.  Mandatory Termination and Reduction of
               Commitments...............................................    17
Section 2.09.  Optional Payments.........................................    18
Section 2.10.  General Provisions as to Payments.........................    18
Section 2.11.  Funding Losses............................................    19
Section 2.12.  Computation of Interest and Fees..........................    20
Section 2.13.  Increase in Commitments...................................    20

                                   ARTICLE 3

                                  Conditions

Section 3.01.  Effectiveness.............................................    22
Section 3.02.  Borrowings................................................    23

                                   ARTICLE 4

                        Representations and Warranties

Section 4.01.  Corporate Existence and Power.............................    23
Section 4.02.  Corporate and Governmental Authorization;
               No Contravention..........................................    23

Section 4.03.  Binding Effect............................................    23
Section 4.04.  Financial Information.....................................    24
Section 4.05.  Litigation................................................    24
Section 4.06.  Environmental Matters.....................................    25
Section 4.07.  Taxes.....................................................    25
Section 4.08.  Significant Subsidiaries..................................    25
Section 4.09.  Not an Investment Company.................................    25
Section 4.10.  Full Disclosure...........................................    25

                                   ARTICLE 5

                                   Covenants

Section 5.01.  Information...............................................    26
Section 5.02.  Payment of Obligations....................................    27
Section 5.03.  Maintenance of Property; Insurance........................    28
Section 5.04.  Conduct of Business and Maintenance.......................    28
Section 5.05.  Compliance with Laws......................................    28
Section 5.06.  Inspection of Property, Books and Records.................    28
Section 5.07.  Minimum Consolidated Net Worth............................    29
Section 5.08.  Negative Pledge...........................................    29
Section 5.09.  Consolidations, Mergers and Sales of
               Assets....................................................    30
Section 5.10.  Use of Proceeds...........................................    30

                                   ARTICLE 6

                                   Defaults

Section 6.01.  Events of Default.........................................    30
Section 6.02.  Notice of Default.........................................    32

                                   ARTICLE 7

                                  The Agents

Section 7.01.  Appointment and Authorization.............................    33
Section 7.02.  Administrative Agent and Affiliates.......................    33
Section 7.03.  Action by Administrative Agent............................    33
Section 7.04.  Consultation with Experts.................................    33
Section 7.05.  Liability of Administrative Agent.........................    33
Section 7.06.  Indemnification...........................................    34
Section 7.07.  Credit Decision...........................................    34
Section 7.08.  Successor Administrative Agent............................    34
Section 7.09.  Agents' Fees..............................................    34
Section 7.10.  Other Agents..............................................    35

                                   ARTICLE 8

                            Change in Circumstances

Section 8.01.  Basis for Determining Interest Rate
               Inadequate................................................    35
Section 8.02.  Illegality................................................    35
Section 8.03.  Increased Cost and Reduced Return.........................    36
Section 8.04.  Taxes.....................................................    37
Section 8.05.  Base Rate Loans Substituted for Affected
               Eurocurrency Loans........................................    39
Section 8.06.  Substitution of Bank......................................    39

                                   ARTICLE 9

                                 Miscellaneous

Section 9.01.  Notices...................................................    39
Section 9.02.  No Waivers................................................    40
Section 9.03.  Expenses; Indemnification.................................    40
Section 9.04.  Sharing of Set-Offs.......................................    41
Section 9.05.  Amendments and Waivers....................................    41
Section 9.06.  Successors and Assigns....................................    41
Section 9.07.  Collateral................................................    43
Section 9.08.  Governing Law; Submission to Jurisdiction.................    43
Section 9.09.  Counterparts; Integration.................................    43
Section 9.10.  WAIVER OF JURY TRIAL......................................    43
Section 9.11.  Conversion of Currencies..................................    43
Section 9.12.  European Economic and Monetary Union......................    44

                                   SCHEDULES

Commitment Schedule
Pricing Schedule

                                   EXHIBITS

Exhibit A   Opinion of Counsel for the Borrower
Exhibit B   Assignment and Assumption Agreement